Exhibit 4.17

TAL EDUCATION GROUP

AND

CITICORP INTERNATIONAL LIMITED,

as Trustee

INDENTURE

Dated as of May 21, 2014

2.50% Convertible Senior Notes due 2019

i

EXHIBIT

Exhibit A	Form of Note	A-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1
Exhibit D	Form of Notice of Tax Redemption Election	D-1

INDENTURE dated as of May 21, 2014 between TAL EDUCATION GROUP, a Cayman Islands exempted limited liability company, as issuer (the “Company,” as more fully set forth in Section 1.01) and CITICORP INTERNATIONAL LIMITED, a banking corporation organized under the laws of Hong Kong, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.50% Convertible Senior Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed US$230,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Right Notice, the Form of 2017 Repurchase Notice and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                                     Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar effect refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“2017 Repurchase Date” shall have the meaning specified in Section 15.01(a).

“2017 Repurchase Notice” shall have the meaning specified in Section 15.01(d).

“2017 Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(e), Section 4.06(f) and Section 6.03, as applicable.

“Adjustment Effective Date” means, with respect to any share split or share combination in respect of Class A Common Shares, the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting such share split or share combination.

“ADR” means an American Depositary Receipt, evidencing one or more ADSs, issued pursuant to the Deposit Agreement.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, each representing two Class A Common Shares of the Company as of the date of this Indenture and deposited with the ADS Custodian.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs issued pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.05(c).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” shall have the meaning specified in Section 2.04.

“Averaging Period” shall have the meaning specified in Section 14.04(e).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by a director, the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in the Cayman Islands or the State of New York are authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Law” shall have the meaning specified in clause (e) of the definition of “Fundamental Change”.

“Change in Tax Law” shall have the meaning specified in Section 16.02.

“Class A Common Shares” means Class A common shares of the Company, par value US$0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Class B Common Shares” means Class B common shares of the Company, par value US$0.001 per share.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

“close of business” means 5:00 p.m. (New York City time).

“Code” shall have the meaning specified in Section 4.07(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means ordinary share capital (including ADSs) of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Group” shall have the meaning specified in clause (e) of the definition of “Fundamental Change”.

“Company Order” means a written order of the Company, signed by two Officers, and to delivered to the Trustee.

“Continuing Entity” shall have the meaning specified in Section 11.01(a).

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, Attention: Agency and Trust, Fax No. +852-2323-0279, with a copy to: 39th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, Attention: Agency and Trust, Fax No. +852-2323-0279, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means Citibank. N.A., as custodian for The Depository Trust Company with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the deposit agreement dated October 19, 2010, among the Company, the ADS Depositary, and the holders from time to time of the ADSs issued thereunder, and as supplemented by a restricted deposit agreement, dated as of the date hereof or, if further amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distribution Compliance Period” shall have the meaning specified in Section 14.04(c).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c).

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the corresponding issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Principal Shareholder” means Mr. Bangxin Zhang, together with Bright Unison Limited and other respective “person” or “group” subject to aggregation of the Company’s Common Equity with Mr. Bangxin Zhang under Section 13(d) of the Exchange Act.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiring Rights” shall have the meaning specified in Section 14.04.

“FATCA” shall have the meaning specified in Section 4.07.

“Form of 2017 Repurchase Notice” shall mean the “Form of 2017 Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Assignment” shall mean the “Form of Assignment” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Right Notice” shall mean the “Form of Fundamental Change Repurchase Right Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at any time after the Notes are originally issued if any of the following occurs:

(a)                                 (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and the Existing Principal Shareholder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity entitled to vote generally in the election of the Board of Directors; or (ii) the Existing Principal Shareholder has become the direct or indirect “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, of Class A Common Shares (including Class A Common Shares held in the form of ADSs) (excluding, for the avoidance of doubt, any Class A Common Shares that any such party does not actually own but instead “beneficially owns”, as defined in Rule 13d-3 under the Exchange Act, solely as a result of “beneficially owning”, as defined in Rule 13d-3 under the Exchange Act, the Class B Common Shares) representing more than 65.0% of the number of outstanding Class A Common Shares;

(b)                                 consummation of (i) any recapitalization, reclassification or change of the Class A Common Shares or ADSs (other than changes resulting from a subdivision or combination and changes to the number of Class A Common Shares represented by each ADS) as a result of which the Class A Common Shares or ADSs would be converted into, or exchanged for, shares, other securities, other property or assets, (ii) any share exchange, consolidation or merger involving the Company pursuant to which the Class A Common Shares or ADSs will be converted into cash, securities or other property, or (C) any sale, conveyance, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction (each such holder, a “Pre-Transaction Holder”) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change pursuant to this clause (b), so long as the proportion of the respective ownership of each Pre-Transaction Holder remains substantially the same relative to all other Pre-Transaction Holders;

(c)                                  the Company is liquidated or dissolved or the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(d)                                 if the ADSs (or other securities into which the Notes are convertible) are not listed for trading on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); or

(e)                                  when (i) there is any change in or amendment to the laws, regulations and rules of the People’s Republic of China (including any political subdivision or regulatory authority thereof or therein) or the official interpretation or official application thereof (any such event, a “Change in Law”) that results in (x) the Company, its Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company’s being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Trustee, prior to the date that is six months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganisation plan of the Company Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance herewith;

provided, however, that a Fundamental Change pursuant to clause (a) or clause (b) shall not be deemed to occur, in each case, if at least 90% of the consideration received or to be received by the holders of the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of Common Equity interests, depositary receipts or other certificates representing Common Equity interests traded on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction the Notes become convertible into such Common Equity interests, depositary receipts or other certificates representing Common Equity interests pursuant to Section 14.07.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 15.02(b).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. International plc.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2014.

“Last Reported Sale Price” of the ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include the Initial Purchasers.

“Make-Whole Fundamental Change” means any transaction or event that consitutues a “Fundamental Change” under clause (a), (b) or (d) of the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such definition, but subject to the proviso immediately following clause (e) of the definition thereof).

“Market Disruption Event” means, if the ADSs are listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in the ADSs or in any options, contracts or futures contracts relating to the ADSs.

“Maturity Date” means May 15, 2019.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notes Fungibility Date” means the date, if any, following the Resale Restriction Termination Date or the expiration of the Distribution Compliance Period on which all of the Rule 144A Notes and all of the Regulation S Notes, respectively, are no longer Restricted Securities, do not bear the restrictive legend required by Section 2.05(c) or Section 2.05(d), respectively, are fungible for U.S. securities law purposes and are assigned an identical, unrestricted CUSIP number.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Notice of Tax Redemption” shall have the meaning specified in Section 16.02.

“Notice of Tax Redemption Election” shall have the meaning specified in Section 16.02.

“Offering Memorandum” means the preliminary offering memorandum dated May 14, 2014, as supplemented by the pricing term sheet dated May 15, 2014, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, a Senior Vice President or a director.

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by two Officers of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of Section 17.06. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by outside legal counsel, which opinion shall be acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of Section 17.06.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)                                 Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.09;

(e)                                  Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.11 or pursuant to Article 15 and required to be cancelled pursuant to Section 2.09; and

(f)                                   Notes redeemed pursuant to Article 16 and required to be cancelled pursuant to Section 2.09.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 thereof.

“Pre-Transaction Holder” shall have the meaning specified in clause (b) of the definition of “Fundamental Change.”

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of May 15, 2014, among the Company and the Initial Purchasers.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the Securities Act.

“Record Date” means, with respect to any issuance, dividend or distribution to holders of Class A Common Shares or ADSs, as applicable, or other transaction or event in which the holders of the Class A Common Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Common Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders or holders of ADSs, as applicable, entitled to receive such cash, securities or other property, as the case may be (whether such date is fixed by the Board of Directors or the ADS Depositary, by statute, by contract or otherwise).

“Redemption Reference Date” means, for any conversion in connection with the Company’s election to redeem the Notes in respect of a Change in Tax Law, the date 30 calendar days prior to the applicable Tax Redemption Date.

“Redemption Reference Price” means, for any conversion in connection with the Company’s election to redeem the Notes in respect of a Change in Tax Law, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the applicable Redemption Reference Date.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Notes” means the Notes initially offered and sold outside the United States pursuant to Regulation S.

“Regulation S Global Notes” shall have the meaning specified in Section 2.05(b).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Notes” means Global Notes that are Restricted Securities.

“Restricted Physical Notes” means Physical Notes that are Restricted Securities.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Rule 144A Notes” means the notes initially offered and sold pursuant to Rule 144A.

“Rule 144A Global Notes” shall have the meaning specified in Section 2.05(b).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Trading Business Day”.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Act Legend” means a legend required to be borne by a security pursuant to Section 2.05(c) or Section 2.05(d) hereof.

“Significant Subsidiary” means any Subsidiary of the Company that is, or any group of Subsidiaries of the Company that, if they were one entity, would be, a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act promulgated by the Commission.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Tax Redemption” shall have the meaning specified in Section 16.02.

“Tax Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture.

“Tax Redemption Price” Shall have the meaning specified in Section 16.02.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the ADSs generally occurs on The New York Stock Exchange or, if the ADSs are not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs are then traded and (ii) there is no Market Disruption Event; provided that, if the ADSs are not so listed or traded, “Trading Day” means a “Trading Business Day”.

“Trading Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Global Notes” means Global Notes that are not Restricted Securities.

“Unrestricted Physical Notes” means Physical Notes that are not Restricted Securities.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02                                     References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(e), Section 4.06(f) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03                                     New York Office of Trustee, Conversion Agent, Note Registrar, Paying Agent and Transfer Agent. For purposes of Physical Notes under this Indenture, unless an alternative address is subsequently designated after the date hereof in accordance with the terms of this Indenture, the corporate trust office of the Trustee, and the office of the Conversion Agent, Note Registrar, Paying Agent and transfer agent in the Borough of Manhattan, The City of New York, shall initially be located at Citibank, N.A., 14th Floor, 388 Greenwich Street, New York, New York 10013, United States, Attention: Agency & Trust.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF

NOTES

Section 2.01                                     Designation and Amount. The Notes shall be designated as the “2.50% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$230,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02                                     Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Each Note shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF TAL EDUCATION GROUP OR ANY PERSON THAT IS NOT AN AFFILIATE OF TAL EDUCATION GROUP, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF TAL EDUCATION GROUP DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE CLASS A COMMON SHARES OF TAL EDUCATION GROUP REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS NOTE, THE COMPANY MAY, TO THE EXTENT PERMITTED BY LAW, AND DIRECTLY OR INDIRECTLY (REGARDLESS OF WHETHER SUCH NOTES ARE SURRENDERED TO THE COMPANY), REPURCHASE NOTES IN THE OPEN MARKET OR OTHERWISE, WHETHER BY THE COMPANY OR ITS SUBSIDIARIES OR THROUGH A PRIVATE OR PUBLIC TENDER OR EXCHANGE OFFER OR THROUGH COUNTERPARTIES TO PRIVATE AGREEMENTS, INCLUDING BY CASH-SETTLED SWAPS OR OTHER DERIVATIVES, SO LONG AS SUCH NOTES SO REPURCHASED (OTHER THAN NOTES REPURCHASED PURSUANT TO CASH-SETTLED SWAPS OR OTHER DERIVATIVES) ARE SURRENDERED TO THE TRUSTEE FOR CANCELLATION IN ACCORDANCE WITH THE INDENTURE.

Section 2.03                                     Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issued in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 thereof and shall be in registered form, without coupons. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such address as the Trustee may designate from time to time by notice to the Holders and the Company. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of US$1,000,000 or less, by check mailed to the Holders of such Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than US$1,000,000, either by check mailed to the Holders of such Notes or, upon application by any such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d)                                 If the Company maintains an additional paying agent in a European Union member state, the Company shall ensure that it maintains such paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive (so long as there is such a member state).

Section 2.04                                     Execution, Authentication and Delivery of Notes. The

Notes shall be signed in the name and on behalf of the Company by an Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company signed by one Officer and delivered to the Trustee (the “Authentication Order”) for the authentication and delivery of such Notes, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request, and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05                                     Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the office of the Note Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, NJ 07310, United States of America a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Citibank, N.A. is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02. The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, which shall initially be the office of the Note Registrar in New York, New York, where Physical Notes may be accepted for registration or transfers.

Prior to the Notes Fungibility Date, upon surrender for registration of transfer of any Rule 144A Note or Regulation S Note, as the case may be, to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Rule 144A Notes or Regulation S Notes, as the case may be, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Notes Fungibility Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by this Section 2.05(c).

Subject to Section 2.06, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or transfer being different from the name of the Holder of the old Notes surrendered for such exchange or transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)                                 So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes (the “Rule 144A Global Notes”). Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S shall be issued initially in the form of one or more Global Notes (the “Regulation S Global Notes”). Following the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes may be represented by one or more of the same Global Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, pursuant to transfers and exchanges in Section 2.05(c). The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth in this Section 2.05 and procedures set forth in Section 2.06) and the procedures of the Depositary therefor.

(c)                                  Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including any Class A Common Shares represented thereby) issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing a Rule 144A Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including any Class A Common Shares represented thereby), if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend (the “Securities Act Legend”) substantially to the following effect (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to an exemption from registration provided by Rule 144 or any other available exemption from the registration requirements of the Securities Act, or unless otherwise agreed by the Company and the Holder):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF TAL EDUCATION GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, OR THE CLASS A COMMON SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                       TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)                       THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)                       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND CLASS A COMMON SHARES;

(D)                       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E)                        PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Certificate of Transfer has been checked and any transfers shall follow the procedures set forth in Section

2.06.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Securities Act Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any ADSs (including any Class A Common Shares represented thereby) issued upon conversion of the Notes has been declared effective under the Securities Act.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. Beneficial interests in the Regulation S Global Notes may be held by any member of, or participants in, the Depositary, including Euroclear and Clearstream (collectively, the “Agent Members”). Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of either of them as the absolute owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of either of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Notes.

Holders of Global Notes will be entitled to receive Physical Notes if (i) the Depositary (or any other clearing system as shall have been designated by the Company and approved by the Trustee on behalf of which the Notes evidenced by the Rule 144A Global Note or the Regulations S Global Note may be held) notifies the Company that it is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the Global Notes or ceases to be a “Clearing Agency” registered under the Exchange Act or is at any time no longer eligible to act as such and the Company is unable to locate a qualified successor within 60 days of receiving notice of such ineligibility on the part of the Depositary Trust Company (or, as the case may be, such other clearing system), (ii) there shall have occurred and be continuing an Event of Default, or (iii) instructions have been given for the transfer of an interest in the Notes evidenced by the Rule 144A Global Note to a Person who would otherwise take delivery thereof in the form of an interest in the Note evidenced by the Regulation S Global Note where the Regulation S Global Note has been exchanged for Physical Notes or vice versa, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (ii) or (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

In the case of Physical Notes, Holders of a Physical Note may transfer such Note by surrendering it to the Note Registrar. In the event of a partial transfer or a partial redemption of a holding of Physical Notes represented by one Physical Note, a Physical Note will be issued to the transferee in respect of the part transferred and a new Physical Note in respect of the balance of the holding not transferred or redeemed will be issued to the transferor or the Holder, as applicable; provided that no Physical Note in a denomination less than US$1,000 will be issued. The Company shall bear the cost of preparing, printing, packaging and delivering the Physical Notes.

Physical Notes delivered in exchange for any Global Note or beneficial interest in Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable legends specified in this Section 2.05, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered. Physical Notes may be transferred and exchanged only after the transferor first delivers to the Trustee a written certification (in the form provided in this Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such Physical Notes.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                                 Until the expiration of 40 days after the last original issue date of the Notes (the “Distribution Compliance Period”), any certificate evidencing such Regulation S Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including any Class A Common Shares represented thereby), if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(f), shall bear a legend (the “Securities Act Legend”) in substantially the following form (unless the Company determines that such Securities Act Legend is not required to comply with applicable law):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE LATEST CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S.

PERSON EXCEPT

(1)                                 TO TAL EDUCATION GROUP (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(2)                                 OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(3)                                 PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND CLASS A COMMON SHARES;

(4)                                 TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(5)                                 PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (5) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)                                  Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Class A Common Shares represented thereby) issued upon conversion of a Rule 144A Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the Class A Common Shares represented thereby) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADS or the Class A Common Shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the ADSs):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF TAL EDUCATION GROUP (THE “COMPANY”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE CLASS A COMMON SHARES REPRESENTED HEREBY, OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                                                       TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)                                                       THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)                                                       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH CLASS A COMMON SHARES;

(D)                                                       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E)                                                        PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(f)                                   Until the expiration of the Distribution Compliance Period, any certificate representing ADSs (including the Class A Common Shares represented thereby) issued upon conversion of a Regulation S Note shall bear a legend in substantially the following form (or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the ADSs):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND THE LATEST CLOSING DATE OF SUCH NOTES (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)                                                                                 TO TAL EDUCATION GROUP (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(2)                                                                                 OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(3)                                                                                 PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH CLASS A COMMON SHARES;

(4)                                                                                 TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(5)                                                                                 PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (5) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE

RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

(g)                                  Any ADSs as to which such restrictions on transfer described in Section 2.05 shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the Transfer Agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by Section 2.05(e) and Section 2.05(f).

(h)                                 Upon the occurrence of the Notes Fungibility Date, the Company shall promptly provide the Trustee, Conversion Agent, Note Registrar, Paying Agent and Transfer Agent notice of the Notes Fungibility Date.

(i)                                     The Company (i) shall not resell and (ii) shall not permit any of its “affiliate” (as defined under Rule 144 under the Securities Act) or Person that has been an “affiliate” of the Company during the three immediately preceding months to purchase, otherwise acquire or own, in each case, any Notes or any beneficial interest therein, except in compliance with Section 2.11.

Section 2.06                                     Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with Section 2.05(c).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the applicable Securities Act Legend. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)                               both:

(i)                                     a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Physical Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Physical Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(e).

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Note Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)                                  Transfer or Exchange of Beneficial Interests for Physical Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Physical Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Physical Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Physical Note, then, upon receipt by the Note Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Physical Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(B)                               if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(e) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Physical Note in the appropriate principal amount. Any Physical Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Physical Notes to the Persons in whose names such Notes are so registered. Any Physical Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the applicable Securities Act Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Physical Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Physical Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Physical Note only if the Note Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Physical Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the applicable Securities Act Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Physical Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Physical Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Physical Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(e), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Physical Note in the appropriate principal amount. Any Physical Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Agent Member. The Trustee will deliver such Physical Notes to the Persons in whose names such Notes are so registered. Any Physical Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear a Securities Act Legend.

(d)                                 Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.06(d), the Note Registrar will register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(1)                                 Restricted Physical Notes to Restricted Physical Notes. Any Restricted Physical Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Physical Note if the Note Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Physical Note if the Note Registrar receives the following:

(A)                               if the Holder of such Restricted Physical Notes proposes to exchange such Notes for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Restricted Physical Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable Securities Act Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of Unrestricted Physical Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(e)                                  Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been converted, canceled, redeemed, repurchased or transferred in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.07                                     Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase, is about to be converted in accordance with Article 14 or is about to be redeemed in accordance with Article 16 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.08                                     Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09                                     Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10                                     CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP or ISIN numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Prior to the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes shall have different “CUSIP” numbers. Following the Notes Fungibility Date, the Rule 144A Notes and the Regulation S Notes shall have the same “CUSIP” number.

Section 2.11                                     Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number (or, if prior to the Fungibility Date, the same CUSIP numbers as the Rule 144A Notes or the Regulation S Notes, as applicable) as the Notes initially issued hereunder (except for any differences in the issue price and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities laws or income tax purposes, such additional Notes shall have a separate CUSIP number from both the Rule 144A Notes and the Regulation S Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09.

The Notes and any such Additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. No Additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01                                     Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, the Tax Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon Tax Redemption or conversion or otherwise, cash or (in the case of conversion) ADSs, if sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01                                     Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Company shall procure that on or before 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date the bank through which such payment is to be made will send to the Paying Agent confirmation that it has received from the Company an irrevocable instruction to make the relevant payment (by facsimile transmission or SWIFT).

Section 4.02                                     Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates (i) Citibank, N.A., as the Paying Agent, the Conversion Agent and the transfer agent and (ii) the Corporate Trust Office and the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York as an office or agency of the Company for purposes of this Section 4.02.

Section 4.03                                     Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04                                     Provisions as to Paying Agent. (a) If the Company

shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, no later than 10:00 a.m., New York City time, on the Business Day prior to the due date of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action. Any deposit by the Company with the Paying Agent shall be made by wire transfer in immediately available funds.

To the extent the Paying Agent will act as the Company’s withholding agent with respect to any payment of principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, the Company shall, no later than 10:00 a.m., New York City time, on the Business Day immediately preceding the due date of such payment, furnish the Paying Agent with an Officers’ Certificate instructing the Trustee as to any circumstances in which such payment shall be subject to deduction or withholding as described in Section 4.07 and the rate of any such deduction or withholding. The Company shall also specify in the Officers’ Certificate the amount required to be so withheld and the Additional Amounts, if any. For the avoidance of doubt, the Company shall deposit such Additional Amounts, if any, with the Paying Agent in accordance with the preceding paragraph.

The Paying Agent shall not be bound to make payments under this Section 4.04 until funds in such amount required for such payments have been received from the Company.

(b)                                 If the Company shall act as its own Paying Agent, it will, no later than 10:00 a.m., New York City time, on each due date of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                                 Any money and ADSs deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note (or, in the case of ADSs, in satisfaction of the Conversion Obligation) and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid, or delivered, or the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee with respect to such trust money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money and ADSs remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and ADSs then remaining will be repaid or delivered to the Company.

Section 4.05                                     Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06                                     Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or the ADSs delivered upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such ADSs the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such ADSs pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such ADSs may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such ADSs in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)                                 The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed with the Commission via the EDGAR system.

(c)                                  The Company shall: (a) as soon as practicable, provide to the Trustee three copies in English of all notices, statements and other documents issued to holders of its Common Equity or its creditors (when such notifications, statements and other documents (or summary thereof) are required to be provided to all of such creditor(s) as a whole); provided that the Company may fulfill the requirement to furnish such notices, statements and other documents to the Trustee by making such notices, statements and other documents timely available on its website; and (b) maintain proper accounting records and permit Trustee access thereto and provide the Trustee audited accounts in the English language. The Trustee shall hold documents provided under this Section 4.06(c) for the sole purposes of facilitating Holders’ inspection and review thereof; the Trustee shall not be required to review or draw any conclusions and/or consequence therefrom.

(d)                                 Delivery of the reports and documents described in subsections (b) and (c) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(e)                                  If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable (ending on the date that is one year from the last original issuance date of the Notes). As used in this Section 4.06(e), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(f)                                   If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).

(g)                                  Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(h)                                 The Additional Interest that is payable in accordance with Section 4.06(e) or Section 4.06(f) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.

(i)                                     If Additional Interest is payable by the Company pursuant to Section 4.06(e) or Section 4.06(f), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(j)                                    Nowithstanding the other provision of this Indenture, in no event will the rate of Additional Interest payable in accordance with Section 4.06(e) or Section 4.06(f) when taken together with Additional Interest payable under Section 6.03 exceed a total rate of 0.50% per annum.

(k)                                 Nowithstanding the other provision of this Indenture but subject to Section 4.06(j), additional Interest will not accrue with respect to any failure to remove restrictive legends on the Notes specified in Section 2.05(c) or if the Notes are not freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), in each case as required under this Section 4.06, on any date on which (i) the Company has filed a shelf registration statement for the resale of the Notes, the ADSs issuable upon conversion of the Notes and the Class A Common Shares represented thereby; (ii) such shelf registration statement is effective and usable by Holders identified therein as selling security Holders for the resale of the notes, the ADSs issuable upon conversion of the Notes and the Class A Common Shares represented thereby; (iii) the Holders may register the resale of their Notes, ADSs issuable upon conversion of the Notes and the Class A Common Shares represented thereby under such shelf registration statement on terms customary for the resale of convertible securities, or securities issued upon conversion thereof, offered in reliance on Rule 144A; and (iv) the

Notes, ADSs or Class A Common Shares, as applicable, sold pursuant to such shelf registration statement become freely tradable as a result of such sale.

Section 4.07                                     Payment of Additional Amounts. (a) All payments and deliveries made by the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable), payments of interest, including any Additional Interest and payments of cash or deliveries of ADSs (together with payments of cash for any fractional ADSs, if applicable) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company is, or is deemed to be, organized, engaged in business or otherwise resident for tax purposes, or from or through which payment is made or deemed to be made on the Company behalf (including the jurisdiction of the Paying Agent) or any political subdivision or taxing authority thereof or therein (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)                                     for or on account of:

(A)                               any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)                                 the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments or ADSs or the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)                                 the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, and the 2017 Repurchase Price, if applicable), premium, if any, and interest on, such Note, including any Additional Interest on, or delivery of ADSs with respect thereto, such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)                                 the failure of the Holder or beneficial owner to comply with a timely request from the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner and such Holder or beneficial owner is legally able to comply;

(B)                               any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C)                               any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;

(D)                               any withholding or deduction that is imposed or levied on a payment to an individual pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(E)                                any withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted to implement FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F)                                 any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C), (D) or (E); or

(ii)                                  with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable), premium, if any, and interest, including any Additional Interest, on, or delivery of ADSs with respect to, such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment or delivery to the extent that such payment or delivery would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

The Trustee and the Paying Agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof.

The Company shall make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon reasonable request, the Company shall provide certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such taxes, or if such tax receipts are not available, certified copies or other reasonable evidence of such payments as soon as reasonably practicable to the Trustee. Such copies shall be made available to the Holders upon reasonable request and shall be made available at the offices of the Paying Agent.

In the event that the Company is obligated to pay Additional Amounts under or with respect to any payment on, or delivery of ADSs with respect to the Notes, at least 30 days prior to the date of such payment or delivery, the Company shall deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment or delivery date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment or delivery date, in which case the Company shall deliver such Officer’s Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

The Company shall pay and indemnify each Holder and beneficial owner for any present or future stamp, issue, registration, court or documentary taxes, or similar charges or levies (including any related interest or penalties with respect thereto) or any other excise, property or similar taxes or similar charges or levies (including any related interest or penalties with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, issuance, delivery, registration, enforcement or initial resale by the Initial Purchasers under the Purchase Agreement of, or payments under, the Notes, this Indenture, or any other document or instrument in relation thereto (other than in each case those taxes excluded by subsections (i)(A), (B), (D), (E) and (F) and (ii) of this Section 4.07 and in connection with a transfer of Notes).

(b)                                 Any reference in this Indenture or the Notes in any context to the payment of cash or delivery of ADSs (together with payments of cash for any fractional ADSs, if applicable) upon conversion of the Notes or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable, and the 2017 Repurchase Price, if applicable and the Tax Redemption Price, if applicable), and any premium or interest, including any Additional Interest, on, any Note or any amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount under the obligations referred to in this Section 4.07.

(c)                                  The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture, any transfer or conversion of the Notes by a Holder or beneficial owner, and will apply mutatis mutandis to any successor to the Company.

Section 4.08                                     Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09                                     Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on February 28, 2015) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and whether the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default or potential Event of Default by the Company that occurred during the previous year and, if so, specifying each such Default or potential Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after the occurrence of any Event of Default or, written notice of any events that would constitute a Default, the status of those events and what action the Company is taking or propose to take in respect thereof.

Section 4.10                                     Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01                                     Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 1 and November 1 in each year beginning with November 1, 2014, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02                                     Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                     Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)                                 default for 30 days in payment of any interest (including any Additional Interest) when due and payable on the Notes;

(b)                                 default in payment of principal amount of the Notes when due and payable on the Maturity Date, upon required repurchase following a Fundamental Change, upon redemption, upon required repurchase on the 2017 Repurchase Date, upon declaration of acceleration or otherwise;

(c)                                  default in the Company’s obligations to satisfy its Conversion Obligation upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)                                 failure by the Company to comply with its obligations under Article 11;

(e)                                  a default in the Company’s notice obligations under Sections 14.03, 15.01, 15.02 or 16.02, in each case, such failure continues for a period of five Business Days;

(f)                                   default by the Company or any of its Significant Subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of US$15 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity but after any applicable grace period, upon redemption, upon required purchase, upon declaration of acceleration or otherwise; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration;

(g)                                  default in the Company’s performance of any other covenants or agreements contained in this Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h)                                 failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of US$15 million (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 30 days;

(i)                                     the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

The Company will notify the Trustee immediately upon the occurrence of an Event of Default and the Trustee shall not be deemed to have knowledge of an Event of Default unless and until it receives written notification of such Event of Default from the Company describing the circumstances of such, and identifying circumstances constituting such Event of Default.

Section 6.02                                     Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, the Trustee (in its absolute discretion) by notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders accompanied by security and/or indemnity satisfactory to it shall, declare 100% of the principal of and accrued and unpaid interest, including any Additional Interest, on all the Notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest, including any Additional Interest, on the Notes will be due and payable immediately. However, upon an Event of Default as described in Section 6.01(i) or Section 6.01(j) involving the Company, the aggregate principal amount and accrued and unpaid interest, including any Additional Interest, will be due and payable immediately without any further action required by the Trustee or Holders of the Notes.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes at such time, plus one percent) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding the above or anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, including Additional Interest, if any, any Notes, the Redemption Price on the Redemption Date, or the Repurchase Price on the Repurchase Date or Fundamental Change Repurchase Price, (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes in accordance with this Indenture or (iii) in respect of any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

Section 6.03                                     Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Events of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(b) shall, for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(g)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 90th day immediately following, and including, the date on which such Event of Default first occurred; and (b) if such Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including, the date on which such an Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred. If the Company so elects, such Additional Interest will be payable on all outstanding Notes from, and including, the date on which such Event of Default first occurs (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(g)) to, but excluding, the 181st day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with such requirements has been cured or waived or ceases to exist). On the 181st day following the Event of Default relating to the reporting obligations under this Indenture, if such Event of Default has not been cured or waived prior to such 181st day, the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation to pay Additional Interest in the circumstances described in Section 4.06(e) or Section 4.06(f). To the extent the Company elects to pay Additional Interest, it will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. If the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest on the Notes as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in this Indenture in accordance with the immediately preceding paragraph, the Company must notify all Holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(g)). If the Company fails to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. In no event will the rate of any Additional Interest payable under the immediately preceding paragraph, when taken together with that of Additional Interest payable as described under Section 4.06 exceed a total rate of 0.50% per annum.

Section 6.04                                     Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time, plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for properly incurred compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of properly incurred compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05                                     Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 and due to the Paying Agents, Conversion Agents and Note Registrar, including all fees, indemnity costs and expenses pursuant to the Registrar, Paying, Transfer and Conversion Agency Appointment Letter dated May 21, 2014;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, the Tax Redemption Price and any cash in lieu of fractional ADSs due upon conversion, if applicable) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time, plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, the Tax Redemption Price, if applicable and payments of cash for any fractional ADSs due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, the Tax Redemption Price, if applicable and payments of cash for any fractional ADSs due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06                                     Proceedings by Holders. Subject to Article 7 of this Indenture, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability, tax, cost or expense. Except to enforce the right to receive payment of principal (including, if applicable, the Tax Redemption Price on the Tax Redemption Date, the 2017 Repurchase Price on the 2017 Repurchase Date or Fundamental Change Repurchase Price) or accrued and unpaid interest, if any, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                                 such Holder previously shall have given to the Trustee written notice that an Event of Default is continuing, as herein provided;

(b)                                 Holders of at least 25% of the aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to pursue the remedy;

(c)                                  such Holders shall have offered the Trustee such security or indemnity satisfactory to it against any loss, liability, tax, cost or expense to be incurred therein or thereby;

(d)                                 the Trustee has not complied with such written request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)                                  no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal including the Fundamental Change Repurchase Price, if applicable, and the 2017 Repurchase Price, if applicable and the Tax Redemption Price, if applicable of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07                                     Proceedings by Trustee. In case of an Event of Default the Trustee may in its absolute discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08                                     Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09                                     Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or with this Indenture, or (ii) that the Trustee determines unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to the Trustee against all loses, liabilities, taxes, costs and expenses caused by taking or not taking such action and the obligations of the Company under this Section 6.09 to indemnify the Trustee shall survive the satisfaction and discharge of the Notes, the termination of this Indenture and the resignation or removal of the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Holders of a majority of the aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 may waive all past Defaults or Event of Default (except with respect to (i) nonpayment of principal of, or interest on, including Additional Interest, if any, any Note or in the payment of amounts due upon required purchase in connection with a Fundamental Change, on the 2017 Repurchase Date or upon redemption; (ii) the Company’s failure to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right; or (iii) any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Note affected) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the uncured nonpayment of the principal of and interest on the Notes or failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or a Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10                                     Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which it is notified in writing, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults of which it is notified in writing, unless such Defaults shall have been cured or waived before the giving of such notice.

Section 6.11                                     Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of

Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01                                     Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs and shall be entitled to require all agents (including the Paying Agent, Conversion Agent and Transfer Agent) to act under its direction following a potential Event of Default or an Event of Default; provided that, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory in its sole discretion to it against any loss, liability, tax, cost or expense that might be incurred by it in compliance with such request or direction. The Trustee shall be held harmless and have no liability for actions taken at the direction of the requisite Holders.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, bad faith or wilful misconduct, except that:

(a)                                 prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of gross negligence, bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was fraudulent, grossly negligent or engaged in wilful misconduct in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                                   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)                                  in the absence of a written agreement executed by the Company and the Trustee and written investment direction from the Company pursuant thereto, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for interest thereon, or the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)                                 in the event that the Trustee or an affiliate is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 (including indemnity) shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02                                     Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)                                 the Trustee shall be entitled to assume without enquiry, that the Company has performed in accordance with all provisions in this Indenture unless notified to the contrary;

(b)                                 the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(c)                                  any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(d)                                 the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)                                   the Trustee may execute any of the trusts or powers hereunder or perform or delegate any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(g)                                  the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default (other than a Default in the payment of principal of (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable), or accrued and unpaid interest on, any of the Notes) unless a Responsible Officer of the Trustee has received written notice thereof in the manner provided in this Indenture, which notice references the Notes and the Indenture.

Section 7.03                                     No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04                                     Individual Rights or the Trustee, Paying Agents, Conversion Agents or Note Registrar. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise engage in other transactions with the Company including normal banking and trustee relationships, provided, however, that if the Trustee, Paying Agent, Conversion Agent or Note Registrar becomes aware that it has acquired any conflicting interest, it must eliminate such conflict or resign. Nothing herein shall obligate the Trustee, the Conversion Agent, the Notes Registrar or the Paying Agent to account for any profits earned from any business or transactional relationship. The Trustee may have interest in or may be providing or may in the future provide financial or other services to other parties. The Conversion Agent, Paying Agent and the Notes Registrar may do the same with like rights.

Section 7.05                                     Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or ADSs received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06                                     Compensation and Expenses of Trustee, Payment Agents, Conversion Agents and Note Registrar. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, properly incurred compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between and executed by the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. Any payment by the Company to the Trustee shall be made by wire transfer in immediately available funds. The Company also covenants to indemnify the Trustee (which for purposes of this Section 7.06 shall be deemed to include its directors, officers, employees and agents) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (provided that the Company need not pay for settlement of any such claim made without its consent, which consent shall not be unreasonably withheld), damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07                                     Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate and/or an Opinion of Counsel delivered to the Trustee, and such Officers’ Certificate and/or Opinion of Counsel, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08                                     Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09                                     Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)                                  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10                                     Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11                                     Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that, in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12                                     Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01                                     Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, or (d) pursuant to Applicable Procedures of the Depositary. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02                                     Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or the Depositary or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03                                     Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of this Indenture.

Section 8.04                                     Company-Owned Notes Disregarded. In determining

whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05                                     Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01                                     Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)                                 to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)                                 to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02                                     Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03                                     Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04                                     Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05                                     Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06                                     Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07                                     No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01                              Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                                 (i) cure any ambiguity, manifest error or defect or (ii) cure any omission or inconsistency in this Indenture;

(b)                                 to provide for the assumption by a Continuing Entity of the obligations of the Company under this Indenture pursuant to Article 11;

(c)                                  to add guarantees with respect to the Notes;

(d)                                 to provide for a successor trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(e)                                  to provide for the conversion of the Notes into Reference Property, to the extent that the Company (acting reasonably and in good faith) deems such amendment necessary or advisable in connection with the conversion of the Notes into Reference Property;

(f)                                   to increase the Conversion Rate;

(g)                                  to secure the Notes;

(h)                                 to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i)                                     to provide for the conversion of Notes in accordance with the terms of this Indenture; or

(j)                                    to make any change that does not adversely affect the rights of any Holder in any material respect; provided, however, that any amendment to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section in the Offering Memorandum, will be deemed not to be adverse to any Holder.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its absolute discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02                              Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. However, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                                 reduce the amount of Notes whose Holders must consent to an amendment of this Indenture;

(b)                                 reduce the rate, or extend the stated time for payment, of interest, including any Additional Interest, on any Note;

(c)                                  reduce the principal, or extend the Maturity Date, of any Note;

(d)                                 make any change that adversely affects the conversion rights of any Notes;

(e)                                  reduce the Fundamental Change Repurchase Price, the 2017 Repurchase Price or the Tax Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments or provide notice thereof, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                   change the place or currency of payment of principal or interest or any Additional Interest in respect of any Note;

(g)                                  impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)                                 adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness;

(i)                                     change the obligation of the Company to pay Additional Amounts on any Note; or

(j)                                    make any change in this Article 10 or in the waiver provisions in Section 6.02 or Section 6.09 which requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its absolute discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or this Section 10.02, the Company shall issue a notice to the Holders briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture. The Trustee is entitled to obtain and rely upon any Opinion of Counsel with respect to such supplemental indenture.

Section 10.03                              Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04                              Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05                              Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel each stating as conclusive evidence that, any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01                              Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another Person, unless:

(a)                                 the resulting, surviving, transferee or successor Person (the “Continuing Entity”), if not the Company, shall be a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong, and the Continuing Entity (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07(a));

(b)                                 immediately after giving effect to such transaction, no Default has occurred and is continuing under this Indenture; and

(c)                                  if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the Notes would become convertible into or exchangeable for, pursuant to the terms of this Indenture, securities issued by an issuer other than the Continuing Entity, such other issuer shall fully and unconditionally guarantee on a senior basis the Continuing Entity’s obligations under the Notes.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02                              Successor Corporation to Be Substituted. In case of any

such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Continuing Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Continuing Entity (if not the Company) shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under this Indenture and the Notes, except in the case of a lease of all or substantially all of the properties and assets of the Company. Such Continuing Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Continuing Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Continuing Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03                              Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01                              Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

CONVERSION OF NOTES

Section 14.01                              Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert all of any portion of their Notes at an initial conversion rate of 38.0431 ADSs per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $26.29 per ADS) (subject to adjustment as provided in Section 14.04, the “Conversion Rate” and subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02                              Conversion Procedure; Settlement Upon Conversion.

(a)                                 Upon conversion of any Note, the Company shall (i) deliver to the converting Holder a number of ADSs equal to the product of (x) the aggregate principal amount of Notes to be converted, divided by $1,000 and (y) the applicable Conversion Rate and (ii) make a cash payment to the converting Holder in lieu of any fractional ADS in accordance with subsection (k) of this Section 14.02 based on the Last Reported Sale Price of the ADSs on the relevant Conversion Date (or, if such Conversion Date is not on a Trading Day, the immediately preceding Trading Day).

(b)                                 Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the corresponding Interest Payment Date to which the Holder is not entitled as set forth in Section 14.02(i) and, if required, pay all taxes or duties, if any, and provide an original signed notice of conversion with a medallion guaranty stamp on the back of the Note (a “Notice of Conversion”) and other appropriate clearing agency message and effect book-entry transfer or deliver the Notes, together with necessary endorsements and (ii) in the case of Physical Notes (1) complete and manually sign the Notice of Conversion, or a facsimile of the Notice of Conversion; (2) deliver the original Notice of Conversion with a medallion guaranty stamp, which is irrevocable, and the Note to the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered; (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents; (4) if required, pay all transfer or similar taxes; and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as set forth in Section 14.02(i). The Trustee (and, if different, the Conversion Agent), shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. If a Holder has already delivered a Fundamental Change Repurchase Right Notice or a 2017 Repurchase Notice, the Holder may not surrender that Note for conversion until the Holder has withdrawn the related repurchase notice in accordance with this Indenture. If the Company has designated a Tax Redemption Date, a Holder that complies with the requirements for conversion described in this Article 14 shall be deemed to have delivered a notice of its election to not have its Notes so redeemed.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above provided that such procedures must be complied with on or prior to 2:00 pm (New York time) on a Business Day in order for the conversion to be processed on the same day. The Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion ; provided, however, that if a Holder converts Notes and receives ADSs that constitute Restricted Securities, the Holder shall be required to pay the Depositary’s fees associated with the removal of any restrictive legends required by Section 2.05 from any ADS issuable upon conversion and any assignment of an unrestricted CUSIP number to any ADS issuable upon conversion. The Depositary’s fees for which such Holder would be responsible for as of the date of the Preliminary Offering Memorandum is 10 cents per ADS.

(e)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the ADSs upon conversion, unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The ADS Depositary may refuse to deliver the certificates representing the ADSs being issued in a name other than the Holder’s name until the Trustee or Paying Agent, as the case may be, receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company will pay the applicable fees and expenses of the Depository for the issuance of all ADSs deliverable upon conversion.

(f)                                   The Company shall, and shall procure that the ADS Depositary shall, at all times maintain, for the benefit of the Holders, a number of ADSs available for distribution under a registration statement on Form F-6 equal to at least the maximum number of ADSs potentially required to satisfy conversion of the Notes from time to time as Notes are presented for conversion (with such maximum number of ADSs determined with the maximum number of additional ADSs added to the conversion rate).

(g)                                  Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs issued upon the conversion of any Note as provided in this Article 14.

(h)                                 Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i)                                     Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s delivery to Holders of the ADSs, together with any cash payment for any fractional ADS, into which a Note is convertible, shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, on the Note to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, on the Note to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if the Notes are converted after the close of business on any Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of the Notes at the close of business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be made (1) for Notes converted following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the 2017 Repurchase Date is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (4) if the Company has specified a Tax Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (5) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist, including any overdue interest, at the time of conversion with respect to such Note. For the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, the 2017 Repurchase Date, any Fundamental Change Repurchase Date and any Tax Redemption Date described in this Section 14.02 shall receive the full payment of interest, if any, due on the Maturity Date or other applicable Interest Payment Date regardless of whether the Notes have been converted following such Regular Record Date.

(j)                                    The Person in whose name the certificate for any ADSs delivered upon conversion is registered shall become the Holder of record of such ADSs as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(k)                                 The Company shall not deliver any fractional ADSs upon conversion of the Notes and shall instead pay cash in lieu of any fractional ADS issuable upon conversion based on the Last Reported Sale Price of the ADSs on the relevant Conversion Date or, if such Conversion Date is not on a Trading Day, the immediately preceding Trading Day.

Section 14.03                              Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Tax Redemption. (a) If (i) a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) the Company delivers a Tax Redemption Notice and in each case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or such Tax Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Tax Redemption if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the date the Company delivers a Tax Redemption Notice to, and including, the Business Day immediately prior to the related Tax Redemption Date (or if the Company fails to pay the Tax Redemption Price (such later date on which the Company pays the Tax Redemption Price)).

(b)                                 Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver ADSs, including the Additional ADSs, in accordance with Section 14.02; provided, however, that, if the consideration for the ADSs in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change the Reference Property following such Make-Whole Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment as described in this Section 14.03), multiplied by such ADS Price. The Company shall notify the Holders of Notes, the Trustee, the Conversion Agent and the Paying Agent of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)                                  The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on (i) the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Tax Redemption, the Redemption Reference Date (in each case, the “Effective Date”) and (ii) the price paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change or, in the case of a Tax Redemption, the average of the Last Reported Sale Prices of the

ADSs over the ten consecutive Trading Day period ending on, and including, the applicable Redemption Reference Date (in each case, the “ADS Price”). If the holders of ADSs receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the ADS Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading-Day period.

(d)                                 The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)                                  The following table sets forth the number of Additional ADSs by which the Conversion Rate shall be increased for a Make-Whole Fundamental Change having the ADS Price and Effective Date set forth below:

	ADS Price
Effective Date	$20.22	$22.00	$24.00	$26.29	$28.00	$30.00	$35.00	$40.00	$45.00	$55.00	$65.00	$80.00
May 21, 2014	11.4128	9.6496	7.8641	6.2978	5.3700	4.4891	2.9443	1.9856	1.3628	0.6539	0.3026	0.0642
May 15, 2015	11.4128	9.7268	7.8026	6.1396	5.1691	4.2602	2.7048	1.7722	1.1850	0.5402	0.2341	0.0369
May 15, 2016	11.4128	9.6061	7.5111	5.7503	4.7499	3.8346	2.3264	1.4650	0.9437	0.3975	0.1534	0.0099
May 15, 2017	11.4128	8.5942	6.6388	4.9860	4.0462	3.1901	1.8068	1.0557	0.6304	0.2265	0.0669	0.0000
May 15, 2018	11.4128	8.1084	5.8343	3.9910	2.9978	2.1460	0.9376	0.4217	0.1982	0.0451	0.0002	0.0000
May 15, 2019	11.4128	7.4114	3.6236	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)                                  if the ADS Price is greater than US$80.00 per share (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)                               if the ADS Price is less than US$20.22 per share (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate, as increased pursuant to this Section 14.03 by the number of Additional ADSs exceed 49.4559 ADSs per US$1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)                                   Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04                              Adjustment of Conversion Rate. If the number of Class A Common Shares represented by the ADSs is changed for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Common Shares represented by the ADSs deliverable upon conversion of any Notes is not affected by such change.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to all or substantially all holders of the Class A Common Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and, in lieu of a corresponding distribution to holders of the ADSs, the ADSs shall instead represent, in addition to Class A Common Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made unless and until a corresponding distribution (if any) is made to holders of the ADSs, and in which case such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Common Shares. However, in the event that the Company issues or distributes to all or substantially all holders of the Class A Common Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the Class A Common Shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Common Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights). “Expiring Rights” means any rights, options or warrants to purchase Class A Common Shares or ADSs that expire on or prior to the Maturity Date.

For the avoidance of doubt, if any event described in this Section 14.04(a) to Section 14.04(e) (inclusive) results in a change to the number of Class A Common Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to adjust the Conversion Rate on account of such event to the extent, but only to the extent, to which such change to the number of Class A Common Shares represented by the ADSs reflects the adjustment to the Conversion Rate that would otherwise have been required on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Company exclusively issues Class A Common Shares as a dividend or distribution on all or substantially all of its Class A Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0           =                                    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Adjustment Effective Date of such share split or combination, as applicable;

CR1           =                                    the Conversion Rate in effect immediately after the close of business on such Record Date or the open of business on such Adjustment Effective Date;

OS0             =                                    the number of Class A Common Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Adjustment Effective Date; and

OS1             =                                    the number of Class A Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Adjustment Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)                                 If the Company issues to all or substantially all Holders of Class A Common Shares or ADSs any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase Class A Common Shares, at a price per Class A Common Share less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares represented by one ADS on each such Trading Day), or to subscribe for or purchase the ADSs, at a price per ADS less than the average of the Last Reported Sale Prices of the ADS, in each case, over the 10 consecutive Trading Day period ending on, and including, the

Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0           =                                    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1           =                                    the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0             =                                    the number of Class A Common Shares outstanding immediately prior to the close of business on such Record Date;

X                         =                                    the total number of Class A Common Shares issuable (or represented by ADSs issuable) pursuant to such rights, options or warrants; and

Y                         =                                    the number of Class A Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS) over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that the Class A Common Shares or ADSs, as the case may be, are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Common Shares or ADSs, as the case may be, actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Common Shares at a price per Class A Common Shares less than such average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares represented by one ADS on each such Trading Day) or to subscribe for or purchase ADSs at a price per ADS less than such average of the Last Reported Sales Prices of ADSs, in such case, over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Class A Common Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be reasonably determined by the Board of Directors or a committee thereof in good faith.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Common Shares or ADSs, excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment has been effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment has been effected pursuant to Section 14.04(d), and (iii) Spin-Offs (as defined below) as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0           =                                    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1           =                                    the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0               =                                    the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex- Dividend Date for such distribution; and

FMV      =                                    the fair market value (as reasonably determined by the Board of Directors or a committee thereof in good faith) of the Distributed Property with respect to each outstanding Class A Common Share or with respect to each Class A Common Share represented by the outstanding ADSs, as applicable, on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, in doing so it shall consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0         =                                      the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1         =                                      the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0=                                     the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Shares applicable to one Class A Common Share (determined for purposes of the definition of Last Reported Sale Price as set forth in Section 1.01 as if such Capital Stock or similar equity interest were ADSs) for each Trading Day during the first 10 consecutive Trading-Day period beginning on, and including, the Effective Date of the Spin-Off (the “Valuation Period”); and

MP0        =                                      the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS on each such Trading Day) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that, in respect of any conversion during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with the greater of (i) such lesser number of Trading Days as have elapsed from, but excluding, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date and (ii) one Trading Day, in determining the applicable Conversion Rate.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of its Class A Common

Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Common Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Common Share redemption or purchase price received by a holder or holders of Class A Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(A)                               a dividend or distribution of Class A Common Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any adjustment to the Conversion Rate required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any adjustment to the Conversion Rate required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Class A Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Adjustment Effective Date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Shares, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0          =                                the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1          =                                the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0              =                                the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex- Dividend Date for such dividend or distribution; and

C                        =                                the amount in cash per Class A Common Share the Company distributes to holders of its Class A Common Shares or ADSs, as applicable.

Any increase made under this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Class A Common Shares or ADSs, if the cash and value of any other consideration included in the payment per Class A Common Share or ADS exceeds the average of the Last Reported Sale Prices of the ADSs (divided by, in the case of Class A

Common Shares, the number of Class A Common Shares then represented by one ADS on such Trading Day) over the 10 consecutive Trading-Day period beginning on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

Where,

CR0           =                              the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1           =                              the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC                =                              the aggregate value of all cash and any other consideration (as reasonably determined by the Board of Directors or a committee thereof in good faith) paid or payable for Class A Common Shares or ADSs purchased in such tender or exchange offer;

OS0             =                              the number of Class A Common Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to the purchase of all Class A Common Shares or ADSs accepted for purchase or exchange in such tender or exchange offer);

OS1             =                              the number of Class A Common Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to the purchase of all Class A Common Shares or ADSs accepted for purchase or exchange in such tender or exchange offer); and

SP1               =                              the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Common Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under this Section 14.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but will be given effect immediately after the close of business on the Expiration Date; provided that, in respect of any conversion within the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate.

Without duplication of any of the foregoing adjustments, in the event of:

(1)                                 any subdivision or split of the outstanding ADSs,

(2)                                 any distribution of Additional ADSs to Holders of ADSs, or

(3)                                 any combination of the outstanding ADSs into a smaller number of ADSs,

the Conversion Rate shall be adjusted as of the open of business on the Effective Date for any such subdivision or combination, or as of the open of business on the Ex-Dividend date for any such distribution, as the case may be, to be equal to the number of ADSs that a Holder of a number of ADSs equal to the Conversion Rate immediately prior to the Effective Date of any such subdivision or combination or the Ex-Dividend Date for such distribution, as the case may be, would hold immediately following such subdivision, distribution or combination.

(f)                                   Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Common Shares or ADSs, any securities convertible into or exchangeable for Class A Common Shares or ADSs, or the right to purchase Class A Common Shares or ADSs or such convertible or exchangeable securities.

(g)                                  In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by law and subject to the applicable rules of The New York Stock Exchange or any other securities exchange on which any of the securities of the Company are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Class A Common Shares or ADSs or rights to purchase Class A Common Shares or ADSs in connection with a dividend or distribution of Class A Common Shares or ADSs (or rights to acquire Class A Common Shares or ADSs) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any Class A Common Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Common Shares or ADSs under any plan;

(ii)                                  upon the issuance of any Class A Common Shares or ADSs or options or rights to purchase those Class A Common Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or the Company’s consolidated affiliated entities;

(iii)                               upon the issuance of any Class A Common Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)                              upon the issuance of any Class A Common Shares or ADSs not described in clauses (i), (ii) or (iii) above that is not a transaction of the type described in Section 14.04, regardless of the price at which such Class A Common Shares or ADSs are issued;

(v)                                 upon the repurchase of any Class A Common Shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the type described in Section 14.04, including structured or derivative transactions;

(vi)                              a change solely in the par value of the Class A Common Shares; or

(vii)                           for accrued and unpaid interest, if any.

(i)                                     Adjustments to the applicable Conversion Rate shall be calculated to the nearest 1/10,000th of an ADS. Notwithstanding anything to the contrary herein, the Company shall not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) on the effective date for any Make-Whole Fundamental Change, (ii) on any Conversion Date and (iii) on any Redemption Reference Date. In addition, the Company shall not account for such deferrals when determining what number of the ADSs a Holder would have held on a given day had it converted its Notes.

(j)                                    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly notify the Trustee, the Conversion Agent and the Paying Agent of such adjustment to the Conversion Rate and file with the Trustee, the Conversion Agent and the Paying Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and a brief statement of the facts requiring such adjustment, and the Trustee, the Conversion Agent and the Paying Agent may conclusively rely on the accuracy of such adjustment to the Conversion Rate provided by the Company in such Officers’ Certificate. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, neither the Trustee, the Conversion Agent nor the Paying Agent shall be deemed to have knowledge of any such adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has been notified by the Company is still in effect. Promptly after providing such notice and delivery of such Officers’ Certificate to the Trustee, the Conversion Agent and the Paying Agent, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail within 5 Business Days of the date on which such adjustment of the Conversion Rate is made to each Holder at its last address appearing on the Note Register of this Indenture, provided that such notice shall not be required with regards to the adjustments to the Conversion Rate pursuant to Section 14.04(g). Failure by the Company to deliver such notice shall not affect the legality or validity of any such Conversion Rate adjustment.

(k)                                 For purposes of this Section 14.04, the number of Class A Common Shares or ADSs at any time outstanding shall not include Class A Common Shares or ADSs held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Class A Common Shares or ADSs held in the treasury of the Company, but shall include Class A Common Shares or ADSs issuable in respect of scrip certificates issued in lieu of fractions of Class A Common Shares or ADSs.

(l)                                     Notwithstanding the foregoing, if (1) an adjustment to the Conversion Rate in respect of any dividend or distribution described in this Section 14.04 does not become effective prior to the Conversion Date for any Notes such that the relevant converting Holder receives, upon conversion, a number ADSs that does not reflect such adjustment to the Conversion Rate, and (2) the Record Date in respect of the ADSs due upon conversion for such dividend or distribution has occurred prior to the relevant Conversion Date, then, notwithstanding anything to contrary herein, the Company shall pay or deliver to the relevant converting Holder, at the same time and upon the same terms as holders of the ADSs, the dividend or distribution that such converting Holder would have received had it held, on such Record Date, a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes converted by such Holder.

Section 14.05                              Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or any functions thereof over a span of multiple days (including during the 10 Trading Day period used to determine the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of a conversion in connection with the Company’s election to redeem the notes in respect of a Change in Tax Law), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices or ADS Prices are to be calculated.

Section 14.06                              Class A Common Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Class A Common Shares or Class A Common Shares held in treasury, a sufficient number of Class A Common Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Class A Common Shares, all such Notes would be converted by a single Holder).

Section 14.07                              Effect of Recapitalizations, Reclassifications and Changes of the Class A Common Shares.

(a)                                 In the event of:

(i)                                     any recapitalization, reclassification or change of the Class A Common Shares (other than changes resulting from a subdivision or combination or change in par value);

(ii)                                  any consolidation, merger or combination involving the Company;

(iii)                               any sale, lease or other transfer to another third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)                              any statutory share exchange,

in each case, as a result of which the ADSs would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, the Company or the Continuing Entity, as the case may be, and any other issuer of securities that will be included in the Reference Property (other than, for the avoidance of doubt, the Depositary for a depositary receipts program representing any such securities), shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes into a number of ADSs equal to the applicable Conversion Rate shall be changed into a right to convert such principal amount of Notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive in such Merger Event) upon such Merger Event, provided, however, that at and after the effective time of the Merger Event (i) any ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable units of Reference Property; and (ii) the Last Reported Sale Prices shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the composition of a unit of the Reference Property shall be deemed to be (A) the weighted average per ADS of the types and amounts of consideration received by the holders of the ADSs that affirmatively make such an election or (B) if no holders of ADSs affirmatively make such an election, the types and amounts of consideration actually received by the holders of the ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be (other than, for the avoidance of doubt, the Depositary for a depositary receipts program representing any such securities), in such Merger Event, then such supplemental indenture shall also be executed by such other Person and provided that nothing in this Indenture shall prevent the Company from causing such supplemental indenture to contain additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 15.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee, the

Conversion Agent and the Paying Agent an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into ADSs as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)                                 The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08                              Certain Covenants. (a) The Company covenants that all ADSs issued upon conversion of Notes and all Class A Common Shares represented by such ADSs will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder or any Class A Common Shares represented by such ADSs require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that, if at any time the ADSs shall be listed on any securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs issuable upon conversion of the Notes.

Section 14.09                              Responsibility of Trustee. The Trustee, the Conversion Agent, the Paying Agent and any other Conversion Agent other than Citibank, N.A. shall not at any time be under any duty or responsibility to any Holder to perform calculations or to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. None of the Trustee, the Paying Agent nor the Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities or other property, that may at any time be issued or delivered upon the conversion of any Note; and the Trustee, the Paying Agent and the Conversion Agent make no representations with respect thereto in this Indenture. None of the Trustee, the Paying Agent nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs, or the Class A Common Shares represented thereby, or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Indenture. Without limiting the generality of the foregoing, none of the Trustee, the Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) and Opinion of Counsel with respect thereto. None of the Trustee, the Paying Agent nor any Conversion Agent has any duty to determine how or when any adjustment described in Section 14.04 should be made. None of the Trustee, the Paying Agent nor any Conversion Agent shall be responsible for the failure of the Company to comply with this Indenture.

Section 14.10                              Notice to Holders Prior to Certain Actions. In case of any:

(a)                                 action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)                                 Merger Event; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Common Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Shares or ADSs, as the case may be, of record shall be entitled to exchange their Class A Common Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11                              Stockholder Rights Plans. To the extent that the Company has a rights plan applicable to the ADSs in effect upon conversion of the Notes, on the applicable Conversion Date, the Holder of the Notes shall receive, in addition to any ADSs received in connection with such Conversion Date, the rights under the rights plan, unless prior to such Conversion Date, the rights have separated from the ADSs, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all Holders of Class A Common Shares, Distributed Property as described in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12                              Termination of Depositary Receipt Program. If the Class A Common Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs related to the terms of the Notes shall be deemed to have been replaced by a reference to the number of Class A Common Shares represented by the ADSs on the last day on which the ADSs represented the Class A Common Shares (as adjusted, pursuant to the provisions set forth in this Section 14.12, for any other property the ADSs represented), as if the Class A Common Shares and the other property had been distributed to holders of the ADSs on that day.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01                              Repurchase at Option of Holders. (a) On May 15, 2017 (the “2017 Repurchase Date”), the Holder of Notes shall have the right, at the Holder’s option, to require the Company to repurchase all of their Notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at a price (the “2017 Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including any Additional Interest, to, but not including, the 2017 Repurchase Date, provided that, such 2017 Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record as of the close of business on the corresponding Regular Record Date. Any Notes repurchased by the Company shall be paid for in cash.

(b)                                 In connection with the repurchase of Notes on the 2017 Repurchase Date, the Company shall notify the Trustee, the Paying Agent and the Holders of Notes, not less than 20 Business Days prior to the 2017 Repurchase Date, of their right to require the Company to repurchase their Notes, the 2017 Repurchase Price, the last date on which a Holder may exercise the repurchase right, the name and address of the Paying Agent and the repurchase procedures that Holders must follow to require the Company to repurchase their Notes. At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(c)                                  Simultaneously with providing such notice, the Company shall publish a notice containing the foregoing information in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

(d)                                 To exercise this repurchase right, the Holder must deliver, on or before the Business Day immediately preceding the 2017 Repurchase Date, the Notes to be repurchased. If the Notes are held in global form, such delivery (and the related 2017 Repurchase Notice) must comply with all Applicable Procedures. Physical Notes must be duly endorsed for transfer, together with a written repurchase notice in the form entitled “Form of 2017 Repurchase Notice” on the reverse side of the Notes (the “2017 Repurchase Notice”) duly completed, to the Paying Agent. Each 2017 Repurchase Notice shall state:

(1)                                 if Physical Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase;

(2)                                 the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(3)                                 that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the 2017 Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such 2017 Repurchase Notice at any time prior to the close of business on the duly completed Business Day immediately preceding the 2017 Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any 2017 Repurchase Notice or written notice of withdrawal thereof.

No 2017 Repurchase Notice with respect to any Notes may be delivered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Right Notice and not validly withdrawn such Fundamental Change Repurchase Right Notice in accordance with Section 15.03.

(e)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the 2017 Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the 2017 Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the 2017 Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02                              Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, including any Additional Interests to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates to the Holder of record as of the close of business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. Any Notes repurchased by the Company shall be paid for in cash.

(b)                                 To exercise the Fundamental Change Repurchase Right, the Holder must deliver, on or before the Business Day immediately preceding the Fundamental Change Repurchase Date, the Notes to be repurchased. If the Notes are Global Notes, such delivery (and the related Fundamental Change Repurchase Right Notice) must comply with all Applicable Procedures. If the Notes are Physical Notes, such Notes must be duly endorsed for transfer, together with a written repurchase notice in the form entitled “Form of Fundamental Change Repurchase Right Notice” on the reverse side of the Notes (the “Fundamental Change Repurchase Right Notice”) duly completed, to the Paying Agent. Each Fundamental Change Repurchase Right Notice shall state:

(i)                                     in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of Notes to be repurchased, which must be US$1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Right Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Right Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a 2017 Repurchase Notice in accordance with Section 15.01 and not validly withdrawn such 2017 Repurchase Notice in accordance with Section 15.03.

(c)                                  On or before the 20th Business Day after the date on which the Fundamental Change occurs or becomes effective, the Company shall notify all Holders of the Notes and the Trustee and Paying Agent of the occurrence of the Fundamental Change and of the resulting repurchase right, if any. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary and state, among other things:

(i)                                     the events causing the Fundamental Change and whether the Fundamental Change is also a Make-Whole Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, including any Additional ADSs;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Right Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Right Notice in accordance with the terms of this Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Notes.

(d)                                 Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(e)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes, or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Right Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03                              Withdrawal of 2017 Repurchase Notice or Fundamental Change Repurchase Right Notice. (a) Holders of the Notes may withdraw any Fundamental Change Repurchase Right Notice or the 2017 Repurchase Notice in whole or in part by a duly completed written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date or the 2017 Repurchase Date, as applicable. The notice of withdrawal shall state:

(i)                                     the principal amount of the withdrawn Notes;

(ii)                                  if Physical Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with Applicable Procedures; and

(iii)                               the principal amount, if any, of such Note that remains subject to the

Fundamental Change Repurchase Right Notice or the 2017 Repurchase Date, as applicable.

Section 15.04                              Deposit of 2017 Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee by wire transfer in immediately available funds (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the 2017 Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate 2017 Repurchase Price or Fundamental Change Repurchase Price. Any deposit by the Company with the Paying Agent shall be made by wire transfer in immediately available funds. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Article 15) will be made on the later of (i) the 2017 Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided that the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the 2017 Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)                                 If by 10:00 a.m. New York City time, on the Business Day immediately preceding the 2017 Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such 2017 Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then on such 2017 Repurchase Date or Fundamental Change Repurchase Date, as the case may be,

(i)                                     the Notes will cease to be outstanding and interest (including Additional Interest), if any, will cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent; and

(ii)                                  all other rights of the Holder will terminate other than the right to receive the Fundamental Change Repurchase Price or the 2017 Repurchase Price, as applicable, and previously accrued and unpaid interest (including any Additional Interest), if any, upon delivery or transfer of the Notes.

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05                              Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase of Notes on the Repurchase Date or in connection with any repurchase offer pursuant to a Fundamental Change Repurchase Right Notice, the Company will:

(a)                                 comply with the applicable provisions of Rule 13e-4, Rule 14e-1, if any, and any other tender offer rules under the Exchange Act that may then be applicable; and

(b)                                 otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

REDEMPTION

Section 16.01                              [Reserved]

Section 16.02                              Redemption for Taxation Reasons

The Company may, at its option, redeem the Notes, in whole but not in part, at a price (the “Tax Redemption Price”) payable in cash and equal to (i) 100% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date, including for the avoidance of doubt any Additional Amounts with respect to such Tax Redemption Price, if the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of (1) any change or amendment on or after the date of the Offering Memorandum (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or (2) any change on or after the date of the Offering Memorandum (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each, a “Change in Tax Law” and such redemption, a “Tax Redemption”); provided, that the Company may only elect a Tax Redemption if (x) the Company cannot avoid these obligations by taking commercially reasonable measures available to it; (y) the Company delivers to the Trustee an Opinion of Counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts; and (z) the obligation to pay Additional Amounts is still in effect on the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price); provided further that, if the Tax Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and, to the extent of such payment, the Tax Redemption Price will not include the amounts described in clause (ii) above.

At least 30 days but not more than 60 days prior to a Tax Redemption Date in connection with a Tax Redemption, the Company shall provide a notice of redemption to each Holder of Notes to be redeemed (a “Notice of Tax Redemption”); provided that, as long as the Notes are held through the Depositary, such notice may be made by electronic transmission to the Depositary, as Holder.

The Notice of Tax Redemption shall specify the Notes to be redeemed and shall state:

(a)                                 the Tax Redemption Date;

(b)                                 the Tax Redemption Price;

(c)                                  the name and address of the Paying Agent;

(d)                                 that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent a Notice of Tax Redemption Election;

(e)                                  that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(f)                                   that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in each Class A Common Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price, such later date on which the Company pays the Tax Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law, provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with such Tax Redemption, the Company shall be obligated to pay such Additional Amounts, if any, with respect to such conversion;

(g)                                  that Notes offered to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Tax Redemption Price;

(h)                                 that, unless the Company defaults in making payment of such Tax Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Tax Redemption Date; and

(i)                                     the CUSIP number of the Notes.

Simultaneously with providing such Notice of Tax Redemption, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Redemption Date must be a Business Day.

At the Company’s written request delivered at least 3 days prior to the date such Notice of Tax Redemption is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give Notice of Tax Redemption, as prepared by the Company, to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change or the 2017 Repurchase Date, maturity or otherwise, and whether in ADSs, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price), and all future payments with respect to the Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided, that notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with such Holder’s election to redeem the Notes in respect of such Change in Tax Law as described under this Article 16, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

A Holder electing to not have its Notes redeemed must deliver to the Paying Agent a written notice of such election (the “Notice of Tax Redemption Election”) substantially in the form of Exhibit D hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Tax Redemption Date; provided that, a Holder that complies with the requirements for conversion described under Section 14.02 shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Section 16.03                      Effect of Notice of Tax Redemption

The Notice of Tax Redemption having been given as provided in Section 16.02 hereof, the Notes to be redeemed shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price therein specified, and from and after such date (unless the Company shall Default in the payment of the Tax Redemption Price and any interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Tax Redemption Price.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Tax Redemption Date.

Section 16.04                      Deposit and Payment of Tax Redemption Price

Not later than 10:00 a.m. New York time on the Business Day prior to any Tax Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money in immediately available funds sufficient to pay the Tax Redemption Price and interest in respect of all the Notes to be redeemed on that Tax Redemption Date from the last Interest Payment Date to but not including the Tax Redemption Date, other than any Notes called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest on such Notes. The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Notes being redeemed in accordance with this Article 16.

If any Note delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Tax Redemption Date, the principal amount of such Note shall, until it is redeemed, bear interest on the Tax Redemption Date to but not including the actual date of redemption at the applicable interest rate, and each such Note shall remain convertible into ADSs pursuant to Article 14 until such Note shall have been so redeemed.

If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon request by the Company or, if then held by the Company, shall be discharged from such trust.

ARTICLE 17 MISCELLANEOUS PROVISIONS

Section 17.01                              Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02                              Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03                              Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served in writing, in the English language, signed and transmitted by facsimile or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to TAL Education Group, 18th Floor Heshengjiaye Plaza, No.32 Zhongguancun Street, Haidian District, Beijing, China, Facsimile No. +86 10 5292 6669 ext. 8102, Attention Joseph Kauffman, CFO (email: joe@100tal.com), Jessie Zhang, Treasurer (email: zhangdi@100tal.com), and Conrad Yang, Board Secretary (email: yangqiang@100tal.com). Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by facsimile or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or transmitted in accordance with the Depositary’s Applicable Procedures, and shall be sufficiently given to it if so mailed or otherwise transmitted within the time prescribed In the case of a Global Note, a notice shall be sufficiently given if transmitted by the Trustee to the Depositary for dispatch to Holders.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04                              Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05                              Submission to Jurisdiction; Service of Process. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to TAL Education Group, 18th Floor Heshengjiaye Plaza, No.32 Zhongguancun Street, Haidian District, Beijing, China, Facsimile No. +86 10 5292 6669 ext. 8102, Attention Joseph Kauffman, CFO (email: joe@100tal.com), Jessie Zhang, Treasurer (email: zhangdi@100tal.com), and Conrad Yang, Board Secretary (email: yangqiang@100tal.com), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

Section 17.06                              Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, including Section 2.04, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and/or an Opinion of Counsel, as the case may be, stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.07                              Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date, Tax Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08                              No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09                              Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10                              Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11                              Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer

Section 17.12                              Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.13                              Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14                              Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.15                              Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16                              Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, accrued interest, including any Additional Interest, payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes, and none of the Trustee, the Paying Agent or the Conversion Agent shall undertake any calculation duties, including with respect to the Conversion Rate and number of ADSs to be delivered upon conversion. None of the Trustee, the Paying Agent or the Conversion Agent shall have any duty to monitor the accuracy of any of the calculations made by the Company which shall be conclusive and binding on the Holders, absent manifest error. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder.

Section 17.17                              Information Sharing. The Trustee will treat information relating to Company as confidential, but (unless consent is prohibited by law) the Company consents to the transfer and disclosure by the Trustee of any information relating to the Company to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee and third parties selected by it, wherever situated, for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes) solely in connection with its appointment as a Trustee and the exercise of its rights, powers and discretions and the performance of its duties and compliance with its obligations under this Indenture and in connection with the Notes. The Trustee and any branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as required by any law, court regulator or legal process or regulator or examining authority (whether governmental or otherwise) including any auditor of a party (and may use and its performance will be subject to the rules of) any communications, clearing or payment intermediary bank or other system.

Section 17.01                              Waiver of Conflicts. Should the Trustee become a creditor of the Company, rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received by the Trustee in respect of any such claims, as security or otherwise, will be limited. The Trustee is permitted to engage in other transactions with the Company and its Affiliates and profit therefrom without being obliged to account for such profits. The Company hereby irrevocably waives, in favor of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Indenture or for other customers of the Trustee. The Company acknowledges that the Trustee and its affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as Trustee hereunder, that the Trustee may not be entitled to share with the Company. Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Trustee will not disclose confidential information obtained from the Company without its consent to any of the Trustee’s other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Trustee may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TAL EDUCATION GROUP
By:	/s/ Joseph Kauffman
Name: Joseph D Kauffman
Title: Chief Financial Officer

CITICORP INTERNATIONAL LIMITED,
as Trustee
By:	/s/ Edward Chin
Name: Edward Chin
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TAL EDUCATION GROUP (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RULE 144A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF TAL EDUCATION GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, OR THE CLASS A COMMON SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)                               THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)                               PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND CLASS A COMMON SHARES;

(D)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E)                                PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR ANY PERSON THAT IS NOT AN AFFILIATE OF THE COMPANY, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE CLASS A COMMON SHARES OF TAL EDUCATION GROUP REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS NOTE, THE COMPANY MAY, TO THE EXTENT PERMITTED BY LAW, AND DIRECTLY OR INDIRECTLY (REGARDLESS OF WHETHER SUCH NOTES ARE SURRENDERED TO THE COMPANY), REPURCHASE NOTES IN THE OPEN MARKET OR OTHERWISE, WHETHER BY THE COMPANY OR ITS SUBSIDIARIES OR THROUGH A PRIVATE

OR PUBLIC TENDER OR EXCHANGE OFFER OR THROUGH COUNTERPARTIES TO PRIVATE AGREEMENTS, INCLUDING BY CASH-SETTLED SWAPS OR OTHER DERIVATIVES, SO LONG AS SUCH NOTES SO REPURCHASED (OTHER THAN NOTES REPURCHASED PURSUANT TO CASH-SETTLED SWAPS OR OTHER DERIVATIVES) ARE SURRENDERED TO THE TRUSTEE FOR CANCELLATION IN ACCORDANCE WITH THE INDENTURE.]

[INCLUDE FOLLOWING LEGEND IF A REGULATION S RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A COMMON SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE LATEST CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)                                 TO TAL EDUCATION GROUP (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(2)                                 OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(3)                                 PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND CLASS A COMMON SHARES;

(4)                                 TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(5)                                 PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (5) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES

ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR ANY PERSON THAT IS NOT AN AFFILIATE OF THE COMPANY, BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE CLASS A COMMON SHARES OF TAL EDUCATION GROUP REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS NOTE, THE COMPANY MAY, TO THE EXTENT PERMITTED BY LAW, AND DIRECTLY OR INDIRECTLY (REGARDLESS OF WHETHER SUCH NOTES ARE SURRENDERED TO THE COMPANY), REPURCHASE NOTES IN THE OPEN MARKET OR OTHERWISE, WHETHER BY THE COMPANY OR ITS SUBSIDIARIES OR THROUGH A PRIVATE OR PUBLIC TENDER OR EXCHANGE OFFER OR THROUGH COUNTERPARTIES TO PRIVATE AGREEMENTS, INCLUDING BY CASH-SETTLED SWAPS OR OTHER DERIVATIVES, SO LONG AS SUCH NOTES SO REPURCHASED (OTHER THAN NOTES REPURCHASED PURSUANT TO CASH-SETTLED SWAPS OR OTHER DERIVATIVES) ARE SURRENDERED TO THE TRUSTEE FOR CANCELLATION IN ACCORDANCE WITH THE INDENTURE.]

TAL EDUCATION GROUP

2.50% Convertible Senior Note due 2019

No.	Initially US$
CUSIP No.
ISIN No.

TAL Education Group, an exempted limited liability company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$230,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 15, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.50% per year from May 15, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2019. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2014, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(e), Section 4.06(f) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(e), Section 4.06(f) or Section 6.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated Citibank, N.A., as its Paying Agent and Note Registrar in respect of the Notes. Notes may be presented for payment, conversion or for registration of transfer or exchange at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into ADSs on the terms and subject to the limitations set forth in the

Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed

TAL EDUCATION GROUP

By:	/s/ Joseph Kauffman
Name: Joseph D Kauffman
Title: Chief Financial Officer

Dated: 21st May 2014

TRUSTEE’S CERTIFICATE OF AUTHENTICATION CITICORP INTERNATIONAL LIMITED
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:	/s/ Edward Chin
Authorized Officer

[FORM OF REVERSE OF NOTE]

TAL EDUCATION GROUP

2.50% Convertible Senior Note due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.50% Convertible Senior Notes due 2019 (the “Notes”), limited to the aggregate principal amount of US$230,000,000 all issued under and pursuant to an Indenture dated as of May 21, 2014 (the “Indenture”), between the Company and Citicorp International Limited (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Rule 144A Notes and the Regulation S Notes initially have separate CUSIP numbers and will initially not be fungible.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Tax Redemption Price, the 2017 Repurchase Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms, exceptions and conditions of the Indenture, in the event any withholding or deduction of taxes, duties, assessments or governmental charges is imposed or levied by a Relevant Taxing Jurisdiction in connection with any payments by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal, payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADSs) upon conversion, Additional Amounts will be paid to ensure that the net amount received by the beneficial owner after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required. References to principal, interest or deliveries of ADSs (together with payments of cash for any fractional ADSs) in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Redemption Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes, if any, that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund.

The Notes may also be redeemed, in whole but not in part, at the Company’s option, at a price payable in cash and equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Tax Redemption Date, if, as a result of any change or amendment occurring on or after May 15, 2014 in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or any change or amendment on or after May 15, 2014 in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction; provided, that the Company may only redeem the Notes if the Company cannot avoid these obligations by taking commercially reasonable measures available to it; the Company delivers to the Trustee an Opinion of Counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts; and the obligation to pay Additional Amounts is still in effect on the Tax Redemption date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the 2017 Repurchase Date at a price equal to the 2017 Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to 2:00 P.M. (New York Time) on a Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 or an integral multiple thereof, into ADSs at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES*

TAL EDUCATION GROUP

2.50% Convertible Senior Notes due 2019

The initial principal amount of this Global Note is           DOLLARS (US$             ). The following increases or decreases in this Global Note have been made:

			Principal amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized signatory
	in principal amount	in principal amount	following such	of Trustee or
Date of exchange	of this Global Note	of this Global Note	decrease or increase	Custodian

* To be included for Global Notes only.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:                             TAL EDUCATION GROUP

JPMORGAN CHASE BANK, N.A., as depositary for the ADSs

CITIBANK, N.A., as Conversion Agent

Located at: 480 Washington Boulevard,

30th Floor, Jersey City, NJ 07310,

United States of America

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs issuable and deliverable upon such conversion, together with any cash payable for any fractional ADSs, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Terms used in this Note and defined in the Indenture are used herein as therein defined.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended).

[The undersigned further certifies:

1.                                      The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note represented thereby have not been and are not expected to be registered under the Securities Act of 1933, as amended (the “Act”).

2.                                      The undersigned certifies that the undersigned, and any account for which it is acting, (a) is a qualified institutional buyer (as defined in Rule 144A under the Act) or (b) is a non-U.S. person located outside the United States (within the meaning of Regulation S under the Securities Act), and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the Restricted Securities to be received upon conversion of the Notes.

3.                                      The undersigned certifies that the undersigned is not (and if the undersigned is acting for the account of another person, that person has confirmed that it is not) an affiliate (within the meaning of Rule 144 under the Act) of the Company and the undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an affiliate of the Company.

4.                                      The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of any state of the United States.](1)

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

(1)                                 Include bracketed language in Conversion Notice if the Note being converted is a Restricted Security.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): US$ ,000

Principal amount not being converted (if less than all of the principal amount is being converted): US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE RIGHT NOTICE]

To:                             TAL EDUCATION GROUP

CITIBANK, N.A., as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from TAL Education Group (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Terms used in this Note and defined in the Indenture are used herein as therein defined.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF 2017 REPURCHASE NOTICE]

To:                             TAL EDUCATION GROUP

CITIBANK, N.A., as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from TAL Education Group (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, in accordance with Section 15.01 of the Indenture referred to in this Note, at the 2017 Repurchase Price to the registered Holder hereof. Terms used in this Note and defined in the Indenture are used herein as therein defined.

In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT]

To:                             TAL EDUCATION GROUP

CITIBANK, N.A., as Note Registrar

Re: 2.50% Convertible Senior Notes due 2019

For value received                                                                             hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

To:                             TAL EDUCATION GROUP

CITIBANK, N.A., as Note Registrar

Re: [•]% Convertible Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of May 21, 2014 (the “Indenture”), between TAL Education Group, as issuer (the “Company”), and Citicorp International Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                              , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$                        in such Note[s] or interests (the “Transfer”), to                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.              ☐            Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the Rule 144A Global Note or Physical Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest in the Rule 144A Global Note or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Rule 144A Global Note or Physical Note will be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Rule 144A Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

2.              ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S under the Securities Act. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Regulation S Global Note or Physical Note will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

3.              ☐            Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Restricted Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                         ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)                         ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)                          ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.              ☐            Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Physical Note.

(a)         ☐            Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes or on the Restricted Physical Notes and in the Indenture.

(b)         ☐            Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes, or on the Restricted Physical Notes and in the Indenture.

(c)          ☐            Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)         ☐ a beneficial interest in the:

(i)                           ☐ Rule 144A Global Note (CUSIP             ; ISIN             ), or

(ii)                        ☐ Regulation S Global Note (CUSIP             ; ISIN             ), or

(b)         ☐ a Restricted Physical Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)         ☐ a beneficial interest in the:

(i)                           ☐ Rule 144A Global Note (CUSIP             ; ISIN             ), or

(ii)                        ☐ Regulation S Global Note (CUSIP             ; ISIN             ), or

(iii)                     ☐ Unrestricted Global Note (CUSIP             ; ISIN             ); or

(b)         ☐ a Restricted Physical Note; or

(c)          ☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE OF EXCHANGE]

To:                             TAL EDUCATION GROUP

CITIBANK, N.A., as Note Registrar

Re: [•]% Convertible Senior Notes due 2019

(CUSIP             ; ISIN             )

Reference is hereby made to the Indenture, dated as of May 21, 2014 (the “Indenture”), between TAL Education Group, as issuer (the “Company”) and Citicorp International Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a)         ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)         ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Physical Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c)          ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Physical Notes or Beneficial Interests in Restricted Global Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Physical Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Physical Note with an equal principal amount, the Owner hereby certifies that the Restricted Physical Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Physical Note issued will continue to be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Physical Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: CITIBANK, N.A.,

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $[ • ] principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the ninety days immediately preceding the date hereof, an “affiliate” of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Class A Common Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

D-1

Fill in for registration of Notes to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount not subject to Tax Redemption (if less than all):
$ ,000
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

D-2